                                                                    EXHIBIT 11.1


                        TRACK 'N TRAIL AND SUBSIDIARIES
                       COMPUTATION OF EARNINGS PER SHARE



                                                                            PERIOD ENDED
                                         ----------------------------------------------------------------------------------
                                                                                 ACQUISITION
                                                                                REORGANIZATION               REORGANIZATION
                                                                                 AND OFFERING                 AND OFFERING
                                                                                  PRO FORMA                    PRO FORMA
                                          12/31/94     12/30/95     12/28/96       12/28/96       6/28/97       6/28/97
                                         -----------  -----------  -----------  --------------  -----------  --------------
HISTORICAL EARNINGS PER SHARE

Weighted average common shares
  outstanding..........................    4,107,608    4,107,608    4,107,608                    4,107,608

Shares, warrants and options treated as
  common share equivalent pursuant to
  SEC Staff Accounting Bulletin Topic
  4d...................................      669,240      669,240      669,240                      669,240
                                         -----------  -----------  -----------                  -----------

Total common and common equivalent
  shares...............................    4,776,848    4,776,848    4,776,848                    4,776,848
                                         -----------  -----------  -----------                  -----------

Net income (loss)......................  $ 2,746,717  $ 2,386,069  $ 4,364,022                  $  (235,896)
                                         -----------  -----------  -----------                  -----------

Earnings (loss) per common and common
  equivalent shares....................  $      0.58  $      0.50  $      0.91                  $     (0.05)
                                         -----------  -----------  -----------                  -----------
                                         -----------  -----------  -----------                  -----------

PRO FORMA EARNINGS PER SHARE

Weighted average common shares
  outstanding..........................                              4,107,608      4,107,608     4,107,608      4,107,608

Shares, warrants and options treated as
  common share equivalent pursuant to
  SEC Staff Accounting Bulletin
  Topic 4d.............................                                669,240        669,240       669,240        669,240

Shares, warrants and options treated as
  common share equivalent pursuant to
  SEC Staff Accounting Bulletin Topic
  1b3..................................                                781,019        781,019       552,399        552,399

Shares, warrants and options treated as
  common share equivalents in
  connection with the retirement of
  debt from offering proceeds..........                                --           1,457,270       --           1,559,323
                                                                   -----------  --------------  -----------  --------------

Pro forma weighted average number of
  shares of common stock and common
  stock equivalents....................                              5,557,867      7,015,137     5,329,247      6,888,570
                                                                   -----------  --------------  -----------  --------------

Pro forma net income (loss)............                            $ 2,869,147   $  3,241,000   $  (365,039)  $    110,000
                                                                   -----------  --------------  -----------  --------------

Pro forma earnings (loss) per common
  and common equivalent shares.........                            $      0.52   $       0.46   $     (0.07)  $       0.02
                                                                   -----------  --------------  -----------  --------------
                                                                   -----------  --------------  -----------  --------------
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